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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Event:  September 6, 1996



                      United International Holdings, Inc.
                   ----------------------------------------
              (Exact Name of Registrant as Specified in Charter)


    Delaware                       0-21974                     84-1116217
---------------                  -----------                ----------------
(State or other                  (Commission                (IRS Employer
jurisdiction of                  File Number)               Identification #)
incorporation)


            4643 South Ulster Street, Suite 1300, Denver, CO. 80237
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                    (Address of Principal Executive Office)


                                (303) 770-4001
             ----------------------------------------------------
             (Registrant's telephone number, including area code)
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ITEM 5.    OTHER INFORMATION
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On September 6, 1996, the Company completed formation of a joint venture with
VTR S.A. ("VTR"), a leading Chilean conglomerate with interests in telecommunications and natural resources. The joint venture, called VTR Hipercable S.A., is the largest multi-channel television provider in Chile. The Company and VTR contributed their respective Chilean multi-channel television assets to the joint venture in which the Company and VTR own 34% and 66% interests, respectively. In early 1998, ownership of the joint venture will be readjusted to reflect the proportionate value as of December 31, 1997 of the assets contributed by the Company and VTR. The Company will have the option to increase its interest to 50% after a valuation of the properties subject to minimum and maximum values. The Company and VTR, collectively, had approximately 306,500 subscribers and passed approximately 1,355,100 homes at June 30, 1996.

The Company believes that several trends are favorable to the expansion of the Chilean economy and multi-channel systems, and this joint venture will broaden the Company's presence in this market. There can, however, be no assurances that market trends and opportunities will develop as expected.

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                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



UNITED INTERNATIONAL HOLDINGS, INC.


Date:   September 16, 1996
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By:    /S/ Bernard G. Dvorak
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       Bernard G. Dvorak
       Chief Financial Officer
       (A Duly Authorized Officer and Principal Financial Officer)

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